Exhibit 10.19

TELEMATICS AGREEMENT

Dated: 1/25/08

between

HUGHES NETWORK SYSTEMS, LLC

and

HUGHES TELEMATICS, INC.

“***” denotes language for which HUGHES Telematics, Inc. will request confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

THIS TELEMATICS AGREEMENT is made by and between:

HUGHES NETWORK SYSTEMS, LLC (“HNS”), a Delaware limited liability company, with its principal place of business at 11717 Exploration Lane, Germantown, Maryland, 20876, USA; and

HUGHES TELEMATICS, INC. (“HTI”), a Delaware corporation, with its principal place of business at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346, USA.

WHEREAS:

HTI is a company in the business of automotive telematics systems, products and services.

HNS is a developer, manufacturer and provider of systems, hardware and software technologies, and associated services, in the field of telecommunications.

HNS and HTI are parties to a Trademark License Agreement (dated 25 August, 2006) for the HUGHES name (the “License Agreement”), wherein HTI has agreed to use HNS as its Preferred Engineering Services Provider (as defined in the License Agreement).

For their mutual benefit and in fulfillment of HTI’s obligations pursuant to the above-referenced License Agreement with respect to the appointment of HNS as HTI’s Preferred Engineering Services Provider, HTI has agreed to work with HNS, and HNS has agreed to provide to HTI, engineering services, manufacturing services and operational services in the area of telematics systems, product and services, in each case, in accordance with, and subject to, this Agreement.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.0	DEFINITIONS

1.1	For the Purposes of This Agreement:

a.	“Acceptance” shall mean, with respect to each Deliverable, that the Deliverable has been reviewed and/or tested by HTI (or its designee, as HTI may designate from time to time, including approval by any HTI Customer if the requirements for such HTI Customer’s approval are set forth in the applicable SOW) and meets the acceptance criteria and the requirements set forth or referred to under this Agreement or in a SOW. The Acceptance shall be indicated by a written certificate issued by HTI and may be conditional as indicated in such certificate.

b.	“Affiliate” of a Party shall mean an entity which (i) directly or indirectly controls such Party, (ii) is under the same direct or indirect ownership or control as such Party, or is directly or indirectly owned or controlled by such Party. For these purposes, an entity shall be treated as being controlled by another if that other entity has fifty percent (50%) or more of votes in such entity or is able to elect or appoint a majority of its board of directors or equivalent body.

HUGHES and HTI Proprietary

c.	“Agreement” shall mean this Telematics Agreement and its Appendices, as well as any documentation expressly incorporated by reference, and shall include any amendments, Changes or addenda that may subsequently be agreed upon in writing between the Parties.

d.	“Allowable Costs” shall mean:

(i)	as applied to Cost + Fixed Fee Work ***. All such costs shall be assessed in accordance with HNS’ standard commercially reasonably accounting practices and policies.

(ii)	as applied to Time and Materials Work ***. All such costs shall be assessed in accordance with HNS’ standard commercially reasonable accounting practices and policies used by HNS.

(iii)	as applied to TCUs and TCU Auxiliary Devices supplied hereunder, the actual cost paid by HNS to the manufacturer for TCUs or to the vendor or TCU Auxiliary Devices (and, if applicable, in the event that the cost paid to such manufacturer or vendor does not represent the entire cost to HNS for such devices, such additional costs as have been actually paid or incurred by HNS in the supply of such devices), in each case, as approved in any SOW for the ordering of such items; and

(iv)	as applied to Capital Equipment, the actual cost paid by HNS to the vendor for the associated Capital Equipment as specified in the applicable SOW.

e.	“Appendix” shall mean a document, which the Parties shall, by mutual agreement, sign and attach to this Agreement.

f.	“Capital Equipment” shall mean designated items (including equipment, hardware, and software) that is purchased by HNS on behalf of HTI for the development of the Telematics System in accordance with an SOW, as specified in the associated SOW.

g.	“Capital Equipment Fee” shall have the meaning set forth in Section 5.2.

h.	“Changes” shall have the meaning set forth in Section 3.4.

i.	“Cost Estimate” shall mean either Initial Cost Estimate or Updated Cost Estimate.

j.	“Cost + Fixed Fee Work shall mean work that HNS is to perform hereunder for which an Initial Cost Estimate has been agreed between HNS and HTI, as set forth in Appendix C.

k.	“Customer Furnished Equipment” or “CFE” shall mean the items (including equipment, hardware and software) to be supplied by HTI to HNS pursuant to and as specified in an SOW.

l.	“DCC” shall mean Daimler Chrysler Company LLC, a Delaware limited liability company.

HUGHES and HTI Proprietary

m.	“Deliverables” shall mean the items to be delivered by HNS to HTI pursuant to this Agreement, which shall be specified in a OW.

n.	“Effective Date” shall mean ***.

o.	“Error” shall mean any mistake, problem, defect, malfunction or deficiency which causes an incorrect or inadequate functioning or non-functioning of a Deliverable as compared to the applicable Specifications or any deviation from the Specifications or other requirements set forth under this Agreement.

p.	“Fixed Fee” shall have the meaning set forth in Section 5.2.

q.	“Foreground IP” shall mean any IP that is conceived or developed by HNS in the course of HNS’s performance (or performance on behalf of HNS) under this Agreement.

r.	“HNS Background IP” shall mean any IP incorporated in or necessary for the use of a Deliverable, and which IP: ***.

s.	“HNS Indemnified Parties” shall have the meaning set forth in Section 8.4.

t.	“HNS IP Claim” shall have the meaning set forth in Section 8.4.

u.	“HTI Customer” shall mean a Person involved in the manufacturing and/or sale of automobiles who has entered into an agreement with HTI for HTI to provide a Telematics System for such vehicles.

v.	“HTI-DCC Agreement” means the Telematics Services Agreement, dated as of June 4, 2007, by and between HTI and DCC.

w.	“HTI Indemnified Parties” shall mean HTI, any HTI Customer (including DCC and any future HTI Customers), and each of their respective subsidiaries, directors, officers, employees, successors and assigns, and any agent of HTI.

x.	“Initial Cost Estimate” shall have the meaning set forth in Section 5.1.

y.	“Intellectual Property” or “IP” shall mean ***, and all rights in and to any other intellectual property recognized by the laws of any jurisdiction.

z.	“IP Claim” shall have the meaning set forth in Section 8.2.

aa.	“Key Personnel” shall mean those employees of HNS set forth on Appendix D.

bb.	“License Agreement” shall have the meaning set forth in the recitals to this Agreement.

cc.	“Order” shall have the meaning set forth in Section 4.1

dd.	“Party” and “Parties” when used in the singular shall mean HNS or HTI, and when used in the plural shall mean HNS and HTI.

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ee.	“Person” means any natural person, organization, partnership, limited liability company, corporation, other legal entity or governmental entity.

ff.	“Program Manager” shall have the meaning set forth in Section 3.1(a) of this Agreement.

gg.	“Software Corrections” shall have the meaning set forth in Section 7.2(j).

hh.	“Specifications” shall mean ***, appended hereto as Appendix B, which (together with the SOW) collectively set forth the specifications and requirements for the Deliverables. Other specification documents may be added by mutual agreement of the Parties.

ii.	“Statement of Work” or “SOW” shall mean a statement of work describing services, Deliverables, data and/or documentation to be furnished by HNS pursuant to this Agreement (and the associated performance or delivery schedule) with respect to a particular HTI Customer. The initial SOW being Statement of Work Number One, which is attached hereto as Appendix A1, concerning HNS’s obligations hereunder in connection with the *** Agreement.

jj.	“TCU” or Telematics Control Unit shall mean the vehicle electronic control unit which constitutes the user appliance in the Telematics System.

kk.	“TCU Auxiliary Device” shall mean any supporting piece of equipment that HNS is required to design and/or deliver in conjunction with a TCU ***.

ll.	“TCU Fee” shall have the meaning set forth in Section 5.2.

mm.	“Telematics System” shall mean the overall system of telematics products and services to be provided by HTI to HTI Customers.

nn.	“Testing Protocols” shall have the meaning set forth in Section 6.4.

oo.	“Time and Materials Fee” shall have the meaning set forth in Section 5.2.

pp.	“Time and Materials Work” shall mean work that the parties agree in writing will be performed on a time and materials basis, if any.

qq.	“TOC” shall mean the equipment and software which constitutes the system hub in the Telematics System.

rr.	“Update” shall mean a modification to any Deliverable, which incorporates corrections of errors and/or which provides functional or performance improvements.

ss.	“Updated Cost Estimate” shall have the meaning set forth in Section 5.1.

tt.	“Viruses” shall have the meaning set forth in Section 7.2(k).

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2.0	APPENDICES

The Appendices to this Agreement are as follows:

Appendix A1 – Statement of Work Number One

Appendix B – Telematics System Requirements Document (SRD)

Appendix C – Cost Estimates & Fees

Appendix D – Key Personnel

All Appendices shall be subject to the terms and conditions of this Agreement except as specifically provided in such Appendices.

3.0	SCOPE

3.1	Relationship Between the Parties

a.	The Parties acknowledge that as between HNS and HTI, HTI has the lead responsibility for the provision of telematics services and equipment using the Telematics System to *** HTI Customers, and will be the contracting entity with *** HTI Customers. HNS has lead responsibility for the development of the Telematics System, including (a) the development of the TOC as specified in an SOW, (b) development of the TCU, (c) serving as the exclusive manufacturer and supplier of TCUs except as may be otherwise specified in a corresponding SOW, and (d) such other activities as may be agreed by the parties in writing from time to time. HNS’s status as the exclusive manufacturer and supplier of the TCUs shall in all instances be subject to the following: ***.

In order to develop the Telematics System in the most expeditious and effective manner, the parties will utilize an integrated team, led by *** of HTI (or any other Person designated by HTI). Within that team, HNS and HTI will each have a program manager (the “Program Manager”), as designated pursuant to Section 3.1(c) below, within its organization who will be responsible for managing the resources of their respective companies in connection with the SOW.

b.	Within the organizations of HTI and HNS, there will be an open exchange of technical and schedule information. In addition, and in addition to the information required to be provided pursuant to this Agreement, at the request of HTI, HNS will provide additional cost report information reasonably requested by HTI in order to validate Allowable Costs billed to HTI. This information will be maintained on a need-to-know basis and protected from unauthorized disclosures in accordance with Section 9, Confidentiality.

c.	The Parties hereby appoint as their respective Program Managers and authorized representatives *** (or any other Person designated by HTI) for HTI and *** for HNS. These representatives are authorized to take all actions on behalf of their respective companies relative to this Agreement, and each Party is entitled to rely upon any action taken by the Program Manager as being the authorized action of the other Party.

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3.2	Statements of Work

a.	HNS shall provide the necessary personnel, material, equipment, services and facilities to perform the work and to deliver to HTI the Deliverables in accordance with each SOW, the Specifications and the terms and conditions of this Agreement.

b.	Without limiting the foregoing, (i) HNS will perform all of the work under each SOW in accordance with the milestone schedule set forth or incorporated by reference therein, keeping HTI informed promptly of any reasonably foreseeable events that may materially impact, delay or result in a failure to meet the milestone schedule and (ii) HNS shall be required to deliver the schematics, manufacturing drawings, or underlying source code for any software or firmware included in the Deliverables or otherwise developed pursuant hereto.

c.	***

3.3	Customer Furnished Equipment and Capital Equipment.

a.	To enable HNS to perform the work under the SOW, HTI shall provide the CFE set forth in each SOW. The CFE shall be provided to HNS in accordance with the timing set forth in the SOW, and in the absence of specific scheduling for any CFE, such CFE shall be provided to HNS in a timely manner as reasonably required for HNS to meet the schedule requirements of the SOW. The CFE shall be in good working condition and adequate for the required purposes. HNS shall assume the risk of loss for any CFE equipment upon the receipt (in undamaged and working order) at the specified delivery location.

b.	In the event that HNS does not receive any CFE in accordance with this Agreement, and the absence of such CFE will materially affect the performance of HNS under the SOW: (i) HNS shall promptly provide HTI with written notice listing such missing or inadequate CFE, and describing the associated schedule and/or performance impact; and (ii) HNS shall use commercially reasonable efforts to continue its obligations under the SOW without affecting the schedule. If, as a result of the failure of HTI to deliver the CFE, HNS is unable to continue its performance under this Agreement without affecting the schedule, then HNS shall be entitled to a schedule adjustment, not to exceed the extent of the delay in the delivery of the associated CFE.

c.	Subject to HTI’s prior written approval, HNS is authorized to make Capital Equipment purchases in connection with its performance hereunder, which Capital Equipment shall be delivered to HNS and used for development purposes. ***. HNS shall assume the risk of loss for any Capital Equipment upon receipt (in undamaged and working order) at the specified delivery location. Additionally, if HNS receives any Capital Equipment that is damaged or not in working order, HNS shall pursue available remedies (including arranging for the replacement of such Capital Equipment by the manufacturer or vendor thereof) and HNS shall be responsible for performing (or arranging for the performance of) all routine maintenance required for the upkeep of such Capital Equipment, which maintenance and upkeep shall be pursuant to the respective SOW.

HUGHES and HTI Proprietary

3.4	Changes

Either party may at any time recommend changes hereto. Each Party shall promptly notify the other Party in writing of any proposed changes that the notifying Party deems necessary or advisable (“Changes”). The notifying Party shall advise the other Party of the likely impact of any Changes, including any effect on the associated Initial Cost Estimate or schedule, and the Parties will then negotiate in good faith appropriate modifications to this Agreement and any applicable SOWs. In the event that HTI initiates a Change that increases an Initial Cost Estimate, then the associated Fixed Fee shall be increased accordingly. HTI shall not be obligated to compensate HNS for any work performed pursuant to a Change unless agreed to in writing by the Parties.

4.0	TCU ORDERS

4.1	Each individual “Order” for TCUs issued by HTI shall be by HTI purchase order, setting forth the following required terms: (i) the identity and quantities of TCUs ordered, (ii) the price, pursuant to this Agreement and the applicable SOW, and (iii) the desired shipping schedule. Delivery and risk of loss or damage shall be pursuant to and in the manner as set forth in the respective SOW. HTI shall provide to HNS, on the first working day of each month, a rolling ***. A week shall be the seven day period beginning on a Monday at 12:00 A.M. to the following Sunday at 11:59 P.M. HNS will provide all TCUs ordered by HTI pursuant to Orders placed by HTI pursuant to this Agreement. AN HTI PURCHASE ORDER SHALL BE THE ONLY AUTHORIZATION FOR MANUFACTURER TO MANUFACTURE, ASSEMBLE, TEST, PACKAGE AND SHIP TCUs UNDER THIS CONTRACT.

4.2	All Orders shall be governed by the provisions of this Agreement. Except as expressly provided in Subsections 4.1 or 4.3, no different, additional or modified terms contained in any Order submitted by HTI or any acknowledgment of HNS shall have any force or effect. Except as provided in the immediately succeeding sentence, different, additional or modified terms for or with respect to any Order shall only be effective if contained in a writing separate from an Order or acknowledgment, which writing is signed by the Parties and which references this Agreement and specifically provides that the Parties intend to amend this Agreement with respect to one or more subject Orders. Subject to the conditions described below ***. The conditions are as follows: ***, such additional terms will not apply to HNS unless HNS specifically agrees in writing to accept such terms.

Notwithstanding the foregoing, the conditions relating to the incorporation of additional terms as specified in the immediately preceding paragraph shall not apply if ***. In such event, subject to the conditions described below, any additional terms contained (or incorporated by reference in) a purchase order placed by *** with HTI for TCUs shall be binding upon HNS as if set forth in this Agreement so long as HTI provides written notice of such terms to HNS and so long as ***.

HUGHES and HTI Proprietary

4.3	Change Orders.

a.	HTI may increase, decrease or reschedule Orders scheduled to be released for production in accordance with the schedules set forth below. At its discretion and with consultation with HNS, without penalty or additional cost, consistent with the terms of Subsection 4.3.a.(ii) below, HTI has the option to delay the timing of delivery multiple times, but not to exceed *** days from the original shipment date. HNS shall acknowledge in writing its acceptance of any quantity changes within *** days, or such other period of time reasonable under the circumstances, including any associated charges. Any changes of a forecast delivery shall not be deemed to be a waiver of HTI’s obligations with respect to the order.

(i)	Increases.

Weeks ***	***
Weeks ***	Increases by up to ***
Weeks ***	Increases by up to ***
Weeks ***	Increases by up to ***

(ii)	Deferrals.

Weeks ***	***
Weeks ***	Deferrals by up to ***
Weeks ***	Deferrals by up to ***

Any deferral of an Order delivery shall not be deemed to be a waiver of HTI’s obligations with respect to the Order. For an Order that has been delayed and later cancelled, the order cancellation policy described below shall be based on the original shipment date.

(iii)	Reductions and Cancellations.

HTI may reduce the quantity or cancel in its entirety any pending Order. HNS will provide HTI a cost breakdown of parts by category by lead times in weeks within four (4) weeks or such other time as is reasonable under the circumstances after execution of this Agreement. After HNS has exercised its reasonable efforts to reduce the cost of parts, the cost of the remaining parts shall be divided as outlined below.

Weeks ***	***
Weeks ***	***
Weeks ***	***

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5.0	COST ESTIMATES, FEES, INVOICING, TAXES AND PAYMENTS

5.1	Cost Estimates

a.	Initial Cost Estimate. For an agreed upon specific task or Deliverable, as set forth in the applicable SOW, HNS will provide an initial good faith estimate of the Allowable Costs anticipated for performance of the task or provision of the Deliverable (“Initial Cost Estimate”). The Initial Cost Estimate for each such task or Deliverable is as set forth in Appendix C.

b.	Updated Cost Estimate. For each agreed upon specific task or Deliverable, as set forth in the applicable SOW, HNS shall provide to HTI *** written report specifying HNS’s good faith estimate of the remaining Allowable Costs required to complete performance of the tasks or provision of the Deliverable (“Updated Cost Estimate”) contemplated by such SOW. To the extent that any Updated Cost Estimate increases by either (x) *** or (y) ***) over a previous Cost Estimate, such Updated Cost Estimate shall contain a *** reflecting in *** the basis for such revised estimate.

5.2	Fees

a.	Cost + Fixed Fee Work. For all Cost + Fixed Fee Work performed by HNS hereunder, HTI shall pay to HNS an amount equal to (x) the Allowable Costs plus a “Fixed Fee” as set forth in the Cost Estimates and Fees Appendix.

b.	Time and Materials Work. For any Time and Materials Work performed by HNS hereunder HTI shall pay to HNS an amount equal to (x) the Allowable Costs plus a Time and Materials Fee as set forth in the Cost Estimates and Fees Appendix.

c.	TCU Fee. For TCUs and TCU Auxiliary Devices purchased by HTI, or by an HTI Customer, HTI shall pay to HNS an amount equal to the associated Allowable Costs plus a “TCU Fee” as set forth in the Cost Estimates and Fees Appendix.

d.	Capital Equipment Fee. For all Capital Equipment purchased hereunder by HNS, HTI shall pay to HNS an amount equal to the associated Allowable Costs plus a “Capital Equipment Fee” as set forth in the Cost Estimates and Fees Appendix.

5.3	Invoicing and Payment

a.	HNS shall submit invoices to HTI on a monthly basis, and each such invoice shall include (as applicable for the period invoiced):

(i)

for Cost + Fixed Fee Work, (x) the associated Allowable Costs for the month (on an set of tasks by set of tasks basis, unless otherwise specified in an SOW) plus (y) a pro-rata share of the applicable unpaid Fixed Fee (which pro rata share shall be calculated by (a) dividing the Allowable Costs incurred to date by the estimated Allowable Costs at completion (as set forth in the applicable Cost Estimate), (b) multiplying such amount by the applicable Fixed Fee and (c) subtracting the Fixed Fee paid to date from the amount obtained by multiplying clause (a) by

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clause (b)); provided, however, that to the extent is a negative number, no such portion of the Fixed Fee shall be paid for such month and HNS shall not be obligated to refund any excess Fixed Fee previously paid where such excess results from an increase in estimated costs. After an agreed upon specific task or Deliverable that has a defined Fixed Fee associated with it has been completed HNS will invoice for any remaining fee that has not been previously invoiced;

(ii)	for Time and Materials Work, (x) the associated Allowable Costs for the month plus (y) the applicable Time and Materials Fee;

(iii)	for each TCU and the TCU Auxiliary Devices purchased hereunder by HTI or an HTI Customer, the associated Allowable Costs plus the applicable TCU Fee; and

(iv)	for Capital Equipment purchased by HNS during the month, the associated Allowable Costs plus the applicable Capital Equipment Fee.

b.	Each monthly invoice provided by HNS to HTI hereunder shall be accompanied by a monthly cost report reflecting Allowable Costs incurred for the month, and the total Allowable costs incurred to date, in performance of the respective SOW, and including reasonably sufficient detail in support thereof. The terms of payment for each invoice shall be net *** days. All payments by HTI hereunder shall be made in US dollars.

c.	If HTI reasonably disputes any portion of an invoice, it shall be permitted to withhold payment on such disputed portion of an invoice, provided that all undisputed amounts are paid in accordance with the terms hereof. In the event that the parties are unable to resolve any dispute between them in respect of invoiced amounts, the provision of Section 15 below will apply.

5.4	Audits

HNS will maintain accurate and complete books and records relating to its Allowable Costs under this Agreement for at least *** years after provision of the applicable goods or services and for such longer time as may be required by applicable law or as may be required in connection with pending litigation. During said *** year period, HTI or its authorized representatives will have the right, at its expense, to reasonably inspect, audit and copy such books and records of HNS, at HNS’s offices, during normal business hours upon not less than *** prior written notice, to the extent the books and records relate directly to the performance of HNS’s obligations or any claim for payment hereunder. In addition, HNS shall ensure that upon request by HTI, that *** have access to such records.

5.5	Taxes

All amounts payable hereunder are exclusive of any use tax, sales tax or similar tax or any other applicable taxes or duties. HTI and HNS intend that any tangible personal property transferred pursuant to this Agreement shall constitute a sale for resale or otherwise meet the requirements of a similar exemption from sales and use taxes in any relevant jurisdiction, and HTI shall provide HNS with any reasonably required exemption

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documentation. Nonetheless, if any such transfer is subject to sales or use tax, HTI shall either pay such tax or reimburse HNS for its payment of such tax, as applicable; provided, that HNS will only be entitled to reimbursement if (1) the tax is included as a separate line item on the invoice to which such tax relates, (2) before payment of such tax by HNS, HNS consults with HTI regarding the applicability of exemptions, and (3) HNS presents payment verification. For purposes of this Section, any Universal Service assessment that HNS is required to pay on any telecommunications service provided by HNS to HTI, shall be deemed a tax which may be reimbursed to HNS by HTI.

6.0	PRODUCT TESTING, FACILITIES AND RESOURCES

6.1	HNS Personnel

HNS shall assign personnel with such qualifications and experience as, in each case, are necessary to perform and fulfill its obligations under this Agreement; provided however, to the extent any of the Key Personnel are removed from the project or cease employment with HNS, HNS shall provide HTI with prompt notice of such change and shall replace Key Personnel with Persons possessing similar or greater qualifications and experience.

6.2	Use of Subcontractors

HNS may engage subcontractors to perform part of its obligations under this Agreement, provided that HNS shall remain fully responsible and liable for the performance of any subcontractor. Each SOW shall set forth any additional requirements with respect to subcontractors as may be agreed upon between HTI and an HTI Customer.

6.3	HNS Facilities

Escorted access to HNS facilities will be granted to HTI employees. Standard HNS security protocols will be followed at all times including signing into and out of HNS buildings. HNS will provide *** for HTI’s use at HNS’s headquarters in Germantown, Maryland. HNS shall obtain the agreement of the *** to visit, at HTI’s and applicable HTI Customers’ respective expense, the locations where *** in order to audit *** from a technical standpoint ***. At the manufacturer’s option, HTI and the applicable HTI Customers shall be required to enter into reasonable confidentiality agreements with respect to the information provided by the manufacturer to HTI and the applicable HTI Customers during such audits.

6.4	Testing

Each SOW shall set forth the design verification, production validation and continuing conformance testing protocols (“Testing Protocols”), which may be amended, supplemented or restated from time to time during the Term on mutual agreement of the parties. HNS acknowledges, and agrees to ***. These testing protocols will be used to ensure that all the functional requirements of the performance standards set forth in Appendix B and each SOW are met.

Unless any agreement between HTI and an HTI Customer requires that the HTI Customer perform such responsibility, HNS shall be primarily responsible for developing

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the testing protocols and conducting the acceptance testing of the Telematics System against the testing protocols; provided, however, that HNS shall be required to meet any requirements with respect to the approval of testing protocols by HTI and HTI Customers (including the timing of such approvals) as are set forth in a SOW. Additionally, HNS shall provide HTI with written test reports for all testing conducted by HNS in accordance with the schedules set forth in the respective SOW.

7.0	WARRANTIES & COVENANTS

7.1	General

Each Party represents and warrants that:

a.	it is a validly existing corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it was incorporated, established or organized,

b.	it is duly qualified and in good standing to do business in all jurisdictions in which the business conducted (or to be conducted) by it makes such qualification necessary, except for those jurisdictions where the failure to be so duly qualified will not have a material adverse effect on its business or the performance of its obligations under the Agreement,

c.	it has full corporate power and authority to enter into the Agreement and to perform its obligations hereunder,

d.	the Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and legally binding obligation of such Party, and

e.	the execution and performance of the Agreement does not and will not violate any other contract, obligation or instrument to which it is a party, or which is binding upon it, including terms relating to covenants not to compete, Intellectual Property ownership provisions, and confidentiality obligations.

7.2	Quality

Notwithstanding any prior inspection or acceptance by HTI, HNS warrants and covenants that:

***

7.3	Additional Warranties

OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH HEREIN, HNS MAKES NO OTHER WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTIES OF NON-INFRINGEMENT, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. HNS HEREBY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES.

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7.4	Defective or Non-Conforming Non-TCU and Non-Software Deliverables.

In respect of any Deliverable (other than TCUs), in the event of defect or non-conformity with the applicable Specifications, HTI shall notify HNS in writing that the Deliverable is non-conforming. Such notice may be given after delivery and acceptance of the Deliverable, but in any event must be provided within *** years after delivery. The notice shall reasonably identify the particulars of the defect or non-conformity. HTI may require HNS to correct or replace the defective or non-conforming Deliverable at HNS’s expense. The decision whether the non-conforming Deliverable is to be corrected or replaced shall be at HNS’s option. Without limiting any other remedies available to HTI, if HNS does not correct or replace the Deliverable or re-perform the services within a *** cure period following written notice from HTI (which shall be extended to *** cure period if such re-performance is not feasible within the *** period, provided that HNS makes substantial progress in remedying the defect within the ***, or if HTI subsequently discovers that HNS has failed to correct or replace the Deliverables or re-perform the services, HTI may have the correction or replacement undertaken by a third party, in which case HNS shall reimburse HTI for all direct re-procurement costs reasonably and actually incurred by HTI. ***. In addition, HTI may elect not to have the defective or non-conforming Deliverable corrected or replaced, in which case the Parties shall in good faith negotiate an equitable reduction in the price and, to the extent HTI has already made payments in excess of the reduced price, HNS shall promptly refund that amount. If the Parties fail to agree upon such a reduction, such dispute shall be resolved in accordance with Section 15.

8.0	INDEMNIFICATION

8.1	General Indemnification

HNS, at its own expense, shall defend the HTI Indemnified Parties from and against any claim, action or other proceeding threatened or brought against such HTI Indemnified Party based on ***.

8.2	*** Indemnification by HNS

HNS, at its own expense, shall defend the HTI Indemnified Parties from and against any claim, action or other proceeding threatened or brought against any of such HTI Indemnified Parties based on allegations that ***, and shall indemnify and hold harmless such Indemnified Parties against all losses, damages, liabilities, expenses and costs (including reasonable attorneys’ fees) incurred by and/or awarded against such Indemnified Parties as a result of any such ***. HTI (or the applicable HTI Indemnified Party) shall notify HNS in writing of any such *** promptly after such person becomes aware of the same (provided that any delay in the provision of such notice shall not negate the HTI Indemnified Party’s right to indemnification except to the extent that HNS is actually prejudiced as a result of such delay) and shall provide HNS (at HNS’s expense) with such information and assistance as reasonably required in connection therewith. HNS shall have the right to control the defense of such *** and all negotiations for the compromise or settlement thereof subject to the consent requirements and limitations on settlements as set forth in Section 8.1. Notwithstanding the foregoing, HTI and the applicable HTI Indemnified Parties shall have the right to participate in the investigation and defense of, and any negotiations regarding, such *** with separate counsel chosen and paid for by HTI and/or the HTI Indemnified Parties. ***.

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8.3	Exceptions to *** Indemnification

HNS shall have no liability under Article 8.2 for any *** to the extent arising from: ***.

8.4	*** Indemnification by HTI

HTI, at its own expense, shall defend HNS, and its officers, employees, directors, successors and assigns, (the “HNS Indemnified Parties”) from and against any claim, action or other proceeding threatened or brought against any of such HNS Indemnified Parties, to the extent that such claim, action or other proceeding claims ***. HNS shall notify HTI in writing of any such claim, action or other proceeding promptly after HTI becomes aware of the same (provided that any delay in the provision of such notice shall not negate the HNS Indemnified Party’s right to indemnification except to the extent that HTI is actually prejudiced as a result of such delay), and shall provide HTI (at HTI’s expense) with such information and assistance as reasonably required in connection therewith. HTI shall have the right to control the defense of such HNS *** and all negotiations for the compromise or settlement thereof subject to the consent requirements and limitations on settlement as set forth in Section 8.1. Notwithstanding the foregoing, HNS shall have the right to participate in the investigation and defense of, and any negotiations regarding, such HNS *** with separate counsel chosen and paid for by HNS. Regardless of whether it chooses to retain separate counsel, HNS agrees to cooperate in good faith in the defense of any such claim.

8.5	Exclusive Remedy for *** Claims

The foregoing indemnities of HNS and HTI are in lieu of any other liability, whether or not based on indemnity or warranty, express or implied, with respect to claims ***.

9.0	CONFIDENTIALITY

9.1	In connection with this Agreement, a Party (“Recipient”) may receive from the other Party or its customers (including in the case of HTI, HTI Customers) (“Discloser”) certain confidential technical, financial or commercial information (“Information”) in any manner or form. Subject to Section 9.3 and not including the HNS Background IP included therein, Deliverables shall be deemed to be the Information of HTI.

9.2	The Recipient, unless otherwise authorized in writing by the Discloser (or, with respect to Information of HTI Customers, HTI), shall: (a) maintain in confidence all Information received hereunder; (b) restrict disclosure of such Information to those of its directors, officers, employees, independent contractors, consultants or agents who require access to the Information for carrying out the purposes of this Agreement, and who are subject to a written agreement having terms and conditions respecting the protection of such Information that are no less restrictive than those of this Agreement; and (c) use such Information only for the purpose of fulfilling its obligations hereunder.

9.3	The confidentiality obligations and use restrictions of this Agreement shall not apply to Information: (a) if such Information is or becomes known in the public domain, other

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than by breach of this Agreement by the Recipient; (b) if such Information was known to the Recipient without restriction prior to the time of first receipt from the Discloser; (c) if such Information lawfully and rightfully becomes known to the Recipient without restriction, from a source other than the Discloser; (d) if such Information was or is independently developed by the Recipient without reference to any Information received hereunder, as evidenced by written records; or (e) to the extent that disclosure or broader use of such Information is authorized in writing by the Discloser.

9.4	A Recipient shall not be liable for the disclosure of Information if such disclosure is required by order of a court of competent jurisdiction, or by order of a governmental agency or legislative body under any written law, regulation or legal order, provided that the Recipient shall promptly notify the Discloser thereof, and upon the request and at the expense of the latter, shall reasonably cooperate with the Discloser in contesting the ordered disclosure. If disclosure is ultimately required, then the Recipient shall restrict any disclosure to only such Information that reasonably satisfies the order based on advice of counsel and shall seek appropriate confidential treatment of the Information (such as by protective order or similar protections) or shall cooperate with the Discloser’s efforts to obtain such a protective order or similar protection.

9.5	All rights in Information are reserved by the Discloser. Other than the rights expressly granted herein, neither this Agreement, nor the disclosure of any Information hereunder, shall be construed as expressing or implying any other rights, including but not limited to any rights of ownership of such Information, or rights to any invention, patent, copyright or other intellectual property right heretofore or hereafter owned, acquired, developed or licensable by the Discloser.

9.6	Upon request by the Discloser, all Information (including all copies, derivative works and other tangible materials containing such information) shall be either returned to the Discloser or destroyed by the Recipient. In the event of destruction and upon request of the Discloser, the Recipient shall, within ten (10) days after such destruction, certify in writing to the Discloser that such destruction has been accomplished. The Recipient shall make no further use of any Information.

10.0	INTELLECTUAL PROPERTY RIGHTS

10.1	***

HNS shall retain exclusive ownership of all ***, subject to a non-exclusive, worldwide, paid-up, royalty-free, irrevocable and perpetual license (hereby granted by HNS to HTI) in and to the ***, solely for the purpose of using, maintaining, supplementing and otherwise commercially exploiting, the Deliverables, in each case, in the field of automotive telematics. The foregoing license rights shall be sublicensable as follows:

***

10.2	Foreground IP

HTI shall have exclusive ownership of all Foreground IP ***.

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11.0	***

12.0	FORCE MAJEURE

HNS shall not be liable for nondelivery or a delay in the delivery of any Deliverable hereunder, when both of the following circumstances exist: (i) war (whether an actual declaration thereof is made or not), insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, quarantines, embargoes and other similar unusual acts of any government or any agency or subdivision thereof, and extraordinary elements of nature or acts of God delay performance, including epidemics, flood or earthquake and such nondelivery or delay in delivery could not have been prevented through HNS’s employment of reasonable precautions or commercially acceptable processes, or could not have been reasonably circumvented through the use of substitute services, alternate sources, work-around plans or other means by which the requirements of a buyer of services substantially similar to the Work to be provided under the Agreement would be satisfied.

13.0	TERM AND TERMINATION

13.1	Effective Date

This Agreement shall become effective on the Effective Date and remain in force unless terminated in accordance with the terms hereof.

13.2	Termination for Cause

a.	Material Breach. This Agreement may be terminated by a Party with immediate effect by written notice to the other Party in the event that the other Party commits a material breach of this Agreement and fails to remedy such breach within ***, or such longer period as may be agreed in writing between the Parties, after having been given written notice in respect thereof.

b.	Performance. This Agreement may be terminated by HTI with immediate effect by written notice to HNS in the event that HNS fails to perform or continue its performance under this Agreement in ***, and fails to remedy such performance within ***, or such longer period as may be agreed in writing between the Parties, after having been given written notice in respect thereof.

c.	Bankruptcy. This Agreement may be terminated by a Party with immediate effect by written notice to the other Party in the event that:

(i)	the other Party makes a general assignment of all or substantially all of its assets for the benefit of creditors;

(ii)	the other Party applies for, consents to, or acquiesces in the appointment of a receiver, trustee, custodian, or liquidator for its business or all or substantially all of its assets;

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(iii)	the other Party files, or consents to or acquiesces in, a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or

(iv)	a petition seeking relief or reorganization under any bankruptcy or insolvency laws is filed against the other Party and is not dismissed within *** after it was filed.

d.	Certain Rights in the event of Termination for Cause

In the event that of any termination of this Agreement by HTI pursuant to this Section 13.2, then HTI may assign its own staff or any third-party to step in for HNS and perform the services and provide the Deliverables as contemplated hereunder. In such event, HNS shall provide to HTI the following technical information, if not previously provided ***

***

In such event, HTI may use the *** and the ***, as well as the foregoing technical information, to manufacture or supply, or engage third parties to manufacture or supply, the Deliverables, and the exclusivity provisions described in Section 3.1(a) above shall not apply.

13.3	Termination for Convenience

HTI shall have the right to terminate this Agreement in its entirety (or any SOW) at its convenience, including, without limitation, in the event that ***, however, in respect of the manufacture and supply of TCUs HTI may not terminate this Agreement for its convenience ***. Further, in respect of HNS’ development work hereunder, HTI may terminate this Agreement or any corresponding SOW for its convenience for any reason, provided that, after such termination for convenience ***. In the event of any such termination, HNS shall be entitled to receive ***.

13.4	Obligations

Termination of this Agreement shall be without prejudice to the rights and obligations of the Parties which have accrued up to the date of termination.

14.0	INSURANCE REQUIREMENTS

HNS represents that it has procured or shall procure and maintain at all times during its performance of this Agreement ***.

15.0	APPLICABLE LAW AND DISPUTE RESOLUTION

15.1	Applicable Law

This Agreement shall be governed, construed and enforced in accordance with the laws of the State of ***, without regard to the choice of law rules thereunder.

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15.2	Good Faith Negotiation

In the event that a dispute between the Parties arises out of this Agreement, upon written notice by one Party to the other, the Parties will meet in good faith efforts to resolve such dispute. In the event that the dispute cannot be resolved through such efforts within a reasonable time of such notice, the dispute shall be escalated to their respective CEO’s for further negotiation. In the event that a dispute cannot be resolved through this process within *** of the initial notice, at the written request of either Party, the matter may be submitted to binding arbitration pursuant to the terms of this Agreement or otherwise brought before a court of appropriate jurisdiction.

15.3	Arbitration

If a dispute is not resolved to the mutual satisfaction of the Parties pursuant to the foregoing, such dispute may be referred by either Party to arbitration in Montgomery County, Maryland, before a panel of three arbitrators in accordance with the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association in effect on the date that notice of such dispute was originally given. Unless otherwise mutually agreed to in advance, each party shall select one arbitrator from a panel of qualified arbitrators in accordance with the procedures of the Arbitration Rules, and those two arbitrators shall select the third in accordance with such Arbitration Rules. Once appointed, the arbitrators shall designate a time and place for a pre-hearing status conference not more than *** from the date of appointment, and shall appoint a time and place for a final hearing not more than *** from the date of the status conference. The final hearing shall conclude no later than *** after its commencement, and the arbitrator shall render a written decision setting forth an award and stating with reasonable detail the reasons for the decision reached. Each Party shall bear its own cost of preparing for and presenting its case, and the cost of arbitration, including the fees and expenses of the arbitrator, will be shared equally between HNS and HTI. The decision of the arbitrator shall be final and binding. For the avoidance of doubt, any dispute not resolved by arbitration may be resolved in any court of competent jurisdiction.

15.4	Equitable Relief

Notwithstanding anything to the contrary in this Agreement, at any time, either Party may seek equitable relief from a court of competent jurisdiction.

16.0	MISCELLANEOUS

16.1	Independence of the Parties

The Parties shall be deemed independent contractors hereunder. This Agreement shall not create a partnership, franchise, joint venture, agency or employment relationship between the Parties. Unless otherwise agreed in writing by the Parties, neither Party shall make any express or implied agreements, warranties, guarantees, commitments or representations, or incur any debt, in the name or on behalf of the other Party.

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16.2	Entire Agreement

This Agreement forms the entire, and complete and exclusive, agreement between the Parties, except for the Trademark License Agreement (between HNS and HTI dated 25 August, 2006), with respect to the subject matter hereof and supersedes all prior communications, written and oral, between the Parties.

16.3	Modification

No waiver, modification or deletion of any provision of, or addition of any provisions to, this Agreement shall be binding or effective for any purpose whatsoever unless and until reduced to writing and executed by an authorized representative of each Party. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each such counterpart were on a single instrument, and all such counterparts together shall constitute this Agreement.

16.4	Assignment

Neither Party may assign, delegate or transfer any of its rights and obligations under this Agreement without the prior written consent of the other Party, which consent may be withheld in the other Party’s sole discretion; except that (i) either Party may assign this Agreement to an Affiliate, or (ii) either Party may assign this Agreement to any surviving entity or successor in interest that results from a merger, reorganization or acquisition of such Party, or that acquires substantially all the assets of such Party; provided that such assignee is able to provide adequate assurance of its ability to undertake and perform it’s the obligations under this Agreement. This Agreement is for the benefit of, and shall be binding upon, the Parties and their respective successors and assigns.

16.5	Notices

Any notice or other communication in connection with this Agreement shall be served on a Party by depositing such notice in writing, postage prepaid, in the U.S. mail, first class, registered or certified, or by courier (e.g. Federal Express, UPS, DHL); and addressed to the Party to whom directed as follows:

a.	if to HTI:

HUGHES Telematics, Inc.

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346

Attn: General Counsel

With a copy to:

Attn: Erik Goldman, President

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b.	if to HNS:

Hughes Network Systems, LLC

11717 Exploration Lane

Germantown, MD 20876, USA

Attn: General Counsel

With a copy to:

Attn: Bob Buschman, Sr. Vice President

A written notice served as provided above shall be deemed given (i) if sent by U.S. mail, 3 days following the date of deposit with the U.S. Postal service, or (ii) if sent by courier, on the date shown by a certified proof of delivery from the courier service. If notice is given other than as provided above, then the burden of proving service and receipt by the addressee shall be on the Party alleging service of such notice. Either Party may change its effective notice address by providing written notice in the manner provided above.

16.6	Waiver

No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

16.7	Invalidity or Unenforceability

If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely representing the intention of the Parties as expressed herein.

16.8	Surviving Clauses

Any terms and conditions that by their nature or otherwise reasonably should survive a cancellation or termination of this Agreement shall also be deemed to survive. Such terms and conditions include ***.

16.9	Headings

Headings are used for the purposes of references only and shall not affect the interpretation of this Agreement.

16.10	Export Compliance

Each Party shall comply with any and all laws applicable to or governing such Party’s conduct in connection with this Agreement. The Parties acknowledge that applicable United States law restricts or prohibits the provision or export of certain goods, technical data and information outside of the United States or to Persons or entities who are not United States nationals. Each Party shall comply with any such applicable U.S. export law, and shall be responsible for obtaining any required authorizations for export of its goods, technical data and information. Furthermore, a recipient of goods, technical data and information hereunder shall not export any such goods, technical data and information without obtaining any required authorizations for, and observe any and all restrictions placed on, the export of such goods, technical data and information.

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16.11	Board Approval

The parties acknowledge that this Agreement shall not become effective until it has been approved by HNS’ Board of Managers and HTI’s Board of Directors which approvals are anticipated to take place within fifteen (15) days of the Effective Date.

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IN WITNESS WHEREOF this Agreement has been executed by a duly authorized representative of each Party in two original copies on the date first written above,

HUGHES NETWORK SYSTEMS, LLC		HUGHES TELEMATICS, INC.

By:	/s/ Bob D. Buschman	By:	/s/ Erik Goldman

Name:	Bob D. Buschman	Name:	Erik Goldman

Title:	SVP	Title:	President

Date:	1/25/08	Date:	1/25/08

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